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                                                                   Exhibit 10.13

Portions hereof have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment in accordance with Rule 406 of the Securities Act of 1933, as amended.

                        AGREEMENT FOR THE SUPPLY OF GOODS

     This AGREEMENT FOR THE SUPPLY OF GOODS (as it may from time to time be amended and including the exhibits hereto, this ("AGREEMENT") is entered into on this *** day of *** 2003, to be effective, subject to the provisions of SECTION 1 below, as of January 1, 2004 (the "EFFECTIVE DATE"), by and among Mott's Inc., a Delaware corporation, having its principal place of business at 6 High Ridge Park, Stamford, CT 06905 ("MOTT'S"), Snapple Beverage Group, Inc., a Delaware corporation having its principal place of business at 709 Westchester Avenue, White Plains, NY 10604 ("SNAPPLE", and together with Mott's and any other affiliate of Cadbury Schweppes plc that elects to become a purchaser hereunder by delivering notice to Supplier, each a "PURCHASER") and Anchor Glass Container Corporation, a Delaware corporation having its principal place of business at 4343 Anchor Plaza Parkway, Tampa, Florida 33634-7513 ("SUPPLIER").

                                    RECITALS

     WHEREAS, Supplier is a supplier of certain goods as described in EXHIBIT A-1 attached hereto (the "GOODS"); and

     WHEREAS, Purchaser wishes to contract with Supplier for the supply of such Goods in such amounts as may from time to time be ordered by Purchaser in accordance with the terms and conditions contained herein; and

     WHEREAS, Supplier desires to sell such Goods to Purchaser in accordance with the terms and conditions contained herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and premises hereinafter set forth, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

1. TERM. Subject to the mutual agreement of Supplier and Purchaser to the terms of EXHIBIT A-1 on or before *** 2003, the term of this Agreement will commence on the Effective

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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     Date and will continue until *** unless earlier terminated in accordance with the provisions contained herein (the "TERM"). ***

2. SUPPLY; QUALITY ASSURANCE. During the Term of this Agreement, Supplier will serve as a supplier of Purchaser requirements for the Goods as specified on EXHIBIT A-1 attached hereto. Supplier will supply Purchaser with the requirements specified by Purchaser herein and will produce the Goods to the specifications as specified on EXHIBIT A-1 attached hereto (as they may be amended from time to time in accordance with the terms of this Agreement, the "SPECIFICATIONS"). In connection with the supply of the Goods, Supplier will satisfy all service requirements and other obligations specified on EXHIBIT A-2 attached hereto. For the avoidance of doubt, "Goods" will only consist of the glass products with the Specifications described on EXHIBIT A-1, and will not include any product that consists of plastic, aluminum or any other material (other than glass) into which any "Good" may be converted during the Term of this Agreement in the sole discretion of Purchaser. In accordance with the terms of this Agreement, Purchaser will communicate to Supplier any and all quantity requirements for Goods and delivery dates, locations and other terms that will be binding upon Supplier pursuant to Purchaser's written purchase order. Notwithstanding anything herein to the contrary, Purchaser will be under no obligation, subject to the terms of this Agreement, to submit any orders for Goods to, or purchase any Goods from, Supplier. Supplier acknowledges that Purchaser may submit requirements for Goods on behalf of any third party in addition to Purchaser's requirements provided that such third party will not be a third party beneficiary of this Agreement. It is understood and agreed that Supplier will not submit a sales order acknowledgment or any terms and conditions of sale in connection with any order by Purchaser. The terms of any such forms or documents (including those on invoices) submitted by Supplier to Purchaser will be void and of no force or effect, the terms of this Agreement exclusively governing purchases and sales between the parties.

     Purchaser reserves the right to conduct audits of Supplier's manufacturing facilities upon reasonable advance notice to Supplier and during normal business hours to verify Supplier's compliance with the terms and conditions of this Agreement. Purchaser's customers will be afforded the right to participate in such audits upon written request subject to advance written approval by Supplier.

     Supplier will notify Purchaser's purchasing and quality assurance personnel of any changes in Supplier's Goods components, physical and/or chemical properties or any other modifications to the Goods. Notifications must be made in a timely manner to allow Purchaser qualification of and consent to such modification to occur prior to the first shipment of the modified Goods. Any Goods received by Purchaser and subsequently discovered to be altered or revised by Supplier without Purchaser's qualification and consent will, at Purchaser's option, be returned to Supplier at Supplier's

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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     sole cost and expense, and Supplier will reimburse Purchaser for all losses, damages and expenses incurred by Purchaser resulting from such modification.

     If Supplier determines the existence of quality or technical difficulties (including breaches of specifications, production issues or quality issues) with any of the Goods, Supplier will promptly notify Purchaser in writing of such quality or technical difficulties, providing as much specificity and detail as is reasonably practicable. Purchaser will have the right, immediately and at its sole option, to require Supplier to withdraw such Goods or any such packaging from the territory. Purchaser will have the right, immediately and at its sole option, to require Supplier to withdraw such Goods or any such packaging from the territory. Purchaser will notify Supplier of the need for such withdrawal, and Supplier will, upon receipt of notice, immediately cease distribution of such Goods and/or the packaging used therefore. Supplier will cooperate fully with Purchaser and its designated agents in making any required disclosures to governmental agencies or the public. If so directed by Purchaser, Supplier will recall and reacquire the Goods or packaging involved from any purchaser thereof. If any recall is caused by Supplier's failure to comply with the Specifications or any applicable laws, Supplier will bear the out of pocket expenses of such recall and reimburse Purchaser for any out of pocket expenses incurred by Purchaser related thereto.

3.   PRICE; COMPETITIVE PRICING.

     (a) The price for the Goods hereunder, together with any applicable rebates, discounts, allowances, other incentives and taxes, is specified on EXHIBIT B-1 attached hereto. The price less the aggregate amount (determined on an annual basis) of such rebates, discounts, allowances, other incentives and taxes is referred to herein as the "net price". Unless otherwise specified on EXHIBIT B-1, the price for the Goods includes *** Purchaser will receive a *** discount on all invoices paid within 10 days of its receipt of the invoice. Subject to Sections 5 and 12, full payment of undisputed amounts on any invoice is due within *** days of Purchaser's receipt of Supplier's invoice. Supplier shall invoice Purchaser promptly and may not invoice Purchaser more than *** days after Supplier is permitted to issue any invoice for the Goods. Purchaser is not obligated to pay any such late invoice, and Supplier waives all rights and remedies related to such late invoices.

     (b)  [Intentionally omitted]

     (c)  ***

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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     (d)  *** If, after *** days from the date of Supplier's receipt of such notice, supplier has not signed an amendment to this Agreement ***

4. PRICE ADJUSTMENTS; COSTS. During the Term of this Agreement, the price for the Goods hereunder will be adjusted as specified on EXHIBIT B-1, *** On or before February 15 of each calendar year during the Term of this Agreement, Supplier will furnish Purchaser with reasonable documentation supporting Supplier's calculations of the Input Cost Savings and Supply Efficiencies for the preceding year.

5. INSPECTION/TESTING; NON-CONFORMING GOODS; INSIGNIA. Payment for the Goods delivered hereunder will not constitute acceptance thereof. Notwithstanding any other provisions of this Agreement, Purchaser will have the right to inspect such Goods prior to payment or acceptance to verify that the Goods delivered conform to the Specifications and that no Goods have been damaged or destroyed. Purchaser's acceptance of the goods will not relieve Supplier of any of its obligations and warranties under this Agreement. All Goods failing to meet the warranties and Specifications contained in this Agreement or shipped contrary to instructions, or in excess of quantities reasonably necessary, or substituted for goods herein described, or not shipped in containers conforming to Purchaser's Specifications (or, in the absence of such specifications, in recognized standard containers), or violating any statute, ordinance, or administrative order, rule or regulation, may be rejected by Purchaser for full credit and returned or held at Supplier's expense and risk. Purchaser may charge to Supplier all reasonable documented expenses of inspecting, unpacking, examining, repacking, storing and reshipping any goods so rejected. Supplier will not replace any such rejected goods without written authorization from Purchaser. If Purchaser receives Goods whose defect or nonconformity is not apparent on examination, Purchaser reserves the right to reject such Goods for full credit or require replacement, and in each case will be entitled to payment of all expenses described in this Section. Purchaser may cancel any unshipped Goods that are not in compliance with the Specifications or other terms and conditions of this Agreement. Nothing contained in this Agreement will relieve Supplier in any way from the obligation of testing, inspection, and quality control.

     Material rejected, returned or not purchased by Purchaser that uses or carries Purchaser's name, trade name, trademark, insignia, symbol, decorative design or evidence of inspection will have the same removed prior to any sale, use or other disposition, and any food or beverage product not fit for human consumption will be destroyed. Supplier will indemnify and hold Purchaser harmless from any claim, loss or damage arising out of Supplier's failure to do so.

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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6.   COMPETITIVE TECHNOLOGY. Supplier and Purchaser agree that it is of primary importance to Purchaser and Supplier to remain competitive in their respective industries. Therefore, Suppler agrees that it will at its cost maintain best in class technology in the performance of its duties described herein. ***

7.   OWNERSHIP RIGHTS OF TANGIBLE AND INTANGIBLE PROPERTY.

     All materials, including tools and machines, owned, leased, furnished or specifically paid for by Purchaser will be the property of Purchaser, will be subject to removal at all times at Purchaser's demand without additional cost, will be used only in Supplier's performance of this Agreement, will be clearly identified as the property of Purchaser, will be insured on a replacement cost basis by Supplier with loss payable to Purchaser and will be kept confidential and returned to Purchaser at the termination of this Agreement. Supplier assumes liability for all loss or damage to any such materials while in Supplier's care, custody and control, normal wear and tear to such materials excepted.

     Any intellectual property rights, including inventions, patent applications, patents, trade secrets, copyrights, trademarks, trade dress or designs (the "INTELLECTUAL PROPERTY RIGHTS") conceived, created or requested by Purchaser pursuant to this Agreement will be owned exclusively by Purchaser. Purchaser will pay the cost of securing appropriate protection of the Intellectual Property Rights provided, however, that engineering work product developed by Supplier will be owned by Supplier and engineering work product developed by Purchaser will be owned by Purchaser. Supplier will execute, without further consideration, all documents, including any assignment, waiver or deed, necessary to secure the Intellectual Property Rights of Purchaser. Nothing in this Agreement will affect the ownership or control of Intellectual Property Rights conceived by either party working outside the scope of this Agreement.

8. PRODUCTION AND DELIVERY. Supplier will manufacture the items specified on EXHIBIT A-1 in such quantities as Purchaser may require from time to time. Supplier understands that Purchaser operates on the basis of 13 four-week periods. At least *** days prior to the start of each calendar year during the Term of this Agreement, Purchaser will provide Supplier with its best estimate of its anticipated purchases during such year. Purchaser will thereafter provide Supplier with weekly rolling *** forecasts of Purchaser anticipated purchases, so that Supplier may produce Purchaser requirements and maintain an adequate inventory to supply Purchaser in the normal course of Supplier's business, Except as expressly set forth herein, (i) Purchaser's forecasts are not binding on Purchaser and no estimate or forecast, including any estimate or forecast set forth in a blanket purchase order, will create a legally binding obligation on Purchaser to purchase any Goods, or give rise to any Purchaser obligation or liability, and (ii) Purchaser will be obligated to purchase Goods only to the extent Purchaser submits Purchaser's written

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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     purchase order or vendor control report to Supplier for such Goods or, in the case of a blanket purchase order, makes a specific request under such blanket purchase order. Supplier must deliver any Goods ordered by Purchaser to the address and at the time specified by Purchaser. Time is of the essence in such delivery and if Supplier fails to deliver any Goods ordered by Purchaser at the time and place specified by Purchaser and in accordance with the term and conditions specified in this Agreement, Purchaser may in addition to all rights and remedies provided by law, (i) reject the Goods, (ii) require Supplier to reimburse Purchaser for any loss sustained by Purchaser as a result of such failure, including the costs of production downtime in any of Purchaser's or its co-packers' manufacturing operations and any additional cost incurred by Purchaser in sourcing equivalent or similar Goods from another supplier and (iii) terminate this Agreement if Supplier is unable to cure such failure following notice and a *** cure period.

     Notwithstanding anything to the contrary contained in this Section, Purchaser authorizes Seller on the basis of the above-noted forecasts to maintain a reasonable inventory of Goods (not to exceed a *** inventory without the written consent of Purchaser). In the event of the expiration or termination of this Agreement for any reason, Purchaser shall (upon delivery of such inventory) in addition to any other obligations it may have to Seller hereunder, pay Seller at the then-effective price for such *** inventory of Goods.

     During the Term of this Agreement, Supplier shall use its best efforts to maintain a minimum inventory of glass sufficient to cover no less than *** of Purchaser's anticipated requirements of Goods of each size, based upon Purchaser's non-binding rolling *** requirements estimates as described above. Supplier's obligations pursuant to this paragraph shall be subject to Supplier's reasonable right to replenish any depleted inventory.

     Should Purchaser implement a Supplier Managed Inventory ("SMI") program as provided in SECTION 9 of this Agreement, the terms conditions contained in EXHIBIT C hereto will govern production and delivery to the extent they are inconsistent with the terms and conditions provided in this Section.

9. SUPPLIER MANAGED INVENTORY. Purchaser and Supplier agree to establish supply chain improvement teams during this Agreement in order to review, optimize and reduce costs while improving efficiency of the supply chain. Information shared by the teams will be governed by the confidentiality provisions contained in SECTION 19 of this Agreement. Further, during the Term of this Agreement, Purchaser and Supplier agree that they may implement an SMI program. By way of example, EXHIBIT C contains terms and

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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     conditions of the SMI program, which may be negotiated and mutually agreed upon by the parties if such SMI program is implemented. The SMI program will commence at such time as Supplier and Purchaser mutually agree, and Supplier and Purchaser agree to negotiate and agree upon the terms of such SMI program prior to the commencement of the SMI program.

10. TECHNICAL SUPPORT; ACCOUNT REPRESENTATIVE. During the Term of this Agreement Supplier will upon Purchaser's request provide Purchaser with technical support services, at no cost to Purchaser, to identify and resolve issues relating to the Goods. Such technical support services will include a dedicated technical support Manager, whose responsibilities are defined in EXHIBIT A-2 attached hereto, and field technical support personnel fluent in English and the use of laboratories located in the continental United States. In addition, Supplier agrees to cooperate with Purchaser, or at Purchaser's request an independent mutually agreed third party, regarding product performance and regulatory issues. To the extent the Goods fail to comply with the Specifications, without limiting Purchaser's remedies under law or under this Agreement, Supplier agrees to provide technical support, information assistance or a plan of action to Purchaser within 24 hours of Purchaser's request. If Supplier fails or is unable to provide such assistance, Purchaser will have the right to obtain such assistance at Supplier's cost from a mutually agreed third party. The provision of or failure to provide such technical support, or service, advice or recommendations of any character, by Supplier will not grant to Purchaser any license under any of Supplier's patents or other intellectual property. Upon the request of Purchaser, senior management of Supplier and Purchaser will meet to discuss issues including opportunities for cost reduction, manufacturing issues, supplier competitiveness, delivery and freight costs and raw material costs.

     Supplier will designate an account representative to be responsible for the management and administration of Purchaser's account and available for contact by Purchaser at all times on a 24-hour basis. Upon the request of Purchaser, Supplier will remove and replace the account representative with an account representative who is acceptable to Purchaser.

11.  WARRANTIES.

     (a) Each party warrants to the other that the execution and delivery of this Agreement and the performance of the provisions hereunder have been duly authorized by all necessary corporate action on its part and that this Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding agreement of such party, enforceable against such party in accordance with its terms, subject to bankruptcy laws.

     (b)  Supplier warrants to Purchaser that:

               (i) The execution, delivery and performance of this Agreement by it and the consummation by it of the transactions contemplated hereby will not violate or conflict with any law applicable to it or conflict with or result in any breach of or constitute (with or

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                      without due notice or lapse of time or both) any material
                      default under or cause any acceleration of, or any maturity of, any contract or other agreement to which Supplier is subject or is a party;

               (ii) Supplier has, or has made or obtained, as applicable, any consent approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any governmental, judicial or regulatory authority or entity, domestic or foreign, or of any third party that is or has been required as a condition to the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby;

               (iii) Supplier has complied with and will fulfill its obligations under this Agreement in compliance with all applicable United States and non-United States federal, state, provincial, municipal, and local laws, statutes, legislation, regulations, rules and codes, including the United States Occupational Safety and Health Act, Toxic Substance Control Act, Hazardous Material Transportation Act, Motor Carrier Act, Environmental Protection Act, Fair Labor Standards Act, child labor laws, Food Drug & Cosmetic Act, Executive Order 11246, Consumer Product Safety Act, Robinson-Patman Act, Americans with Disabilities Act, Foreign Corrupt Practices Act, Bioterrorism Preparedness and Response Act, Homeland Security Act, Maritime Transportation Security Act, and the Canadian Food and Drugs Act, Consumer Packaging and Labeling Act, and Employment Standards Act;

               (iv) The Goods, in the form and condition supplied by Supplier and the intended use thereof, will;

                      (x) conform to the Specifications, be fit for Purchaser's intended uses as defined in the Specifications, merchantable, free from defects, free from all liens and encumbrances at the time Purchaser takes possession of the Goods, fit for human consumption, in compliance in all respects with all relevant provisions of any applicable law, including any applicable food or health law, and not contaminated or adulterated in any way;

                      (y) comply with any applicable United States and non-United States federal, state, provincial, municipal and local laws, statutes, legislation, regulations, rules and codes; and

               (v) with respect to Goods utilizing Supplier's regular line of stock products and, for the avoidance of doubt, not with respect to Goods for which Purchaser has supplied the design or specifications, such Goods will be free from third party patent infringement (including

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                      any United States, Canadian, or Mexican patent, trademark
                      or copyright) and misappropriation of a trade secret.

     (c) Supplier will notify Purchaser promptly if it has knowledge that goods as shipped to Purchaser by Supplier fail to meet any of the Specifications.

     (d) Each pallet of Goods shipped hereunder will have attached a slip indicating the date and shift when such Goods were produced or such other documentation as is reasonably acceptable to Purchaser.

12.  INDEMNIFICATION AND SET-OFF.

     (a) Supplier will indemnify and Purchaser (and its parent, subsidiaries and affiliates, and their respective agents, officers, directors, employees, representatives, successors and permitted assigns) harmless from and against any losses, claims, damages, costs, penalties, fines, liabilities or expenses (including court costs, litigation expenses and reasonable attorneys' fees) (collectively "CLAIMS"), related to a breach of any warranty given by Supplier under this Agreement, the provision of Goods hereunder or any negligent act or failure to act by Supplier or any of Supplier's employees, agents, officers or contractors.

     (b) In the event of any Claim against Purchaser arising from Supplier's breach of warranty provided in Section 11(b)(v), Supplier agrees to defend, indemnify, and hold Purchaser (and its parent, subsidiaries and affiliates, and their respective agents, officers, directors, employees, representatives, successors and permitted assigns) harmless from and against all judgments, decrees, damages, costs, and expenses incurred by or recovered against Purchaser (and its parent, subsidiaries and affiliates, and their respective agents, officers, directors, employees, representatives, successors and permitted assigns) as the result of such actual or alleged infringement or misappropriation. Upon the institution of any suit or action alleging infringement or misappropriation against Purchaser (or its parent, subsidiaries and affiliates, or their respective agents, officers, directors, employees, representatives, successors and permitted assigns), Supplier will, at its own expense (1) obtain for Purchaser the right to continue to use the Goods as such Goods are intended to be used, and in connection therewith pay any royalties, fees or other compensation claimed to continue such use, or (2) furnish non-infringing Goods, provided they are acceptable to Purchaser and provided they otherwise comply with this Agreement.

     (c) Purchaser is entitled to set off against any amount that Purchaser owes Supplier under this Agreement any amount that Supplier owes to Purchaser under this Agreement.

     (d) Purchaser will provide Supplier with notice of any claim as promptly as practicable, provided that Purchaser's failure to give timely notice will not affect its right to indemnification under this SECTION 12 except to the extent Supplier demonstrates actual prejudice caused by such failure. After such notice if

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          Supplier acknowledges in writing to Purchaser that Supplier will be obligated under the terms of this SECTION 12 in connection with such Claim, then Supplier will be entitled, if it elects, to employ attorneys of its own choice that are reasonably acceptable to Purchase to handle and defend the same, at Supplier's expense; provided, however, that Purchaser may, at its own cost, participate in the defense of the Claim or any appeal there from. Supplier may only settle such Claim with the prior written consent of Purchaser.

13. RELATIONSHIP OF PARTIES. Neither party hereto will be deemed an agent, partner, or employee of the other, and neither party has any right or any other authority to enter into any contract or undertaking in the name of or for the account of the other or to assume or create any obligation of any kind, express or implied, on behalf of the other, nor will the acts or omissions of either party hereto create any liability for the other. This Agreement will in no way constitute or give rise to a partnership between the parties. The provision of Goods hereunder will be the sole responsibility of Supplier.

14. INSURANCE. Supplier will obtain and maintain in full force and effect with insurance companies acceptable to Purchaser during the Term of this Agreement and for a period ending 12 months after the termination of expiration of this Agreement, an occurrence basis commercial general liability insurance policy, including product liability/completed operations, contractual liability and property damage with limits of not less than *** per occurrence. Such insurance will name Purchaser as an additional insured. Within 10 days of execution of this Agreement and within 10 days of any request by Purchaser, Supplier agrees to provide a certificate of insurance to Purchaser evidencing the coverage required by this Section. Supplier will provide Purchaser with 30 days' prior notice of any cancellations, failure to renew or material modification of said insurance policy. Failure of Purchaser to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Purchaser to identify a deficiency from evidence that is provided will not be construed as a waiver of Supplier's obligation to maintain such insurance. By requiring insurance herein, Purchaser does not represent that coverage and limits will necessarily be adequate to protect Supplier, and such coverage and limits will not be deemed as a limitation on Supplier's liability under the indemnities granted to Purchaser in this contract. These policies (including any excess policies) shall be primary and non-contributory with respect to any insurance available to Purchaser as an additional insured or on any other basis.

15.  TERMINATION.

     (a) Any Purchaser may terminate this Agreement as it relates to itself (and not as it relates to any other Purchaser) as provided in SECTION 1 or at any time upon the occurrence of any of the events set forth below (each a "SUPPLIER EVENT OF DEFAULT") by giving written notice of such termination to Supplier specifying the Supplier Event of Default with respect to which such notice is being given and setting forth the date of determination:

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***  Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

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               (i)    upon any breach of any term of this Agreement or of any of
                      Supplier's representations or warranties or any default by Supplier in the due performance of its obligations hereunder that is not cured to the reasonable satisfaction of Purchaser within 30 days after written notice specifying such breach;

               (ii) failure of Supplier to deliver Goods in accordance with Purchaser's schedule of delivery dates, or in accordance with SMI once implemented;

               (iii)  as provided in SECTION 3, SECTION 6, SECTION 8 or SECTION
                      16;

               (iv) if Supplier will make an assignment for the benefit of creditors or will file a voluntary petition in bankruptcy or will be adjudicated a bankrupt or insolvent or will file any petition or answer seeking reorganization, arrangement, liquidation or similar relief or will file an answer admitting the material allegations of a petition against it for any such relief;

               (v) if Supplier becomes insolvent, dissolves, or ceases to do business;

               (vi) if Supplier transfers or attempts to transfer, or there will occur any transaction the effect of which purports to transfer, any rights and privileges granted under this Agreement, or the control or the right to the use thereof, except as in strict compliance with the terms and conditions of this Agreement;

               (vii) if in Purchaser's reasonable opinion Supplier commits fraud or any other serious misconduct against Purchaser;

               (viii) if within 60 days after the commencement thereof, any proceeding against Supplier seeking reorganization, arrangement, liquidation, or similar relief will not have been dismissed; or

               (ix) if any court, tribunal or government agency should require directly or indirectly material alteration or modification of any material term or material condition of this Agreement to the detriment of Purchaser or of the performance of either party to the detriment of Purchaser.

     Upon termination of this Agreement by a Purchaser in accordance with the provisions of this Section, such Purchaser will not have any liability to Supplier or any other person.

     (b) Supplier may terminate this Agreement at any time upon the occurrence of any of the events set forth below (each a "PURCHASER EVENT OF DEFAULT") by giving 30 days' written notice of such termination to Purchaser specifying the Purchaser Event of Default with respect to which such notice as being given and setting forth the date of termination.

               (i) if Purchaser will make an assignment for the benefit of creditors or will file a voluntary petition in bankruptcy or will be adjudicated a bankrupt or insolvent or will file any petition or answer seeking reorganization, arrangement, liquidation or similar relief or will file an answer admitting the material allegations of a petition against it for any such relief;

               (ii) if Purchaser becomes insolvent, dissolves, or ceases to do business;

               (iii) if Purchaser fails to make payment of any undisputed amounts owed to Supplier within 30 days after written notice specifying such breach;

               (iv) if any court, tribunal or government agency should require directly or indirectly material alteration or modification of any material term or material condition of this Agreement to the detriment of Supplier or of the performance of either party to the detriment of Supplier; or

               (v) if within 60 days after the commencement thereof, any proceeding against Purchaser seeking reorganization, arrangement, liquidation, or similar relief will not have been dismissed.

16. IMPOSSIBILITY OF PERFORMANCE. Neither party will be liable to the other for any delays in performing or for the failure to perform any of its obligations or duties hereunder solely as a result of any causes or contingencies beyond such party's reasonable control and without its fault, including fires, storms, floods, accidents, labor strikes, acts of God, acts of terrorism, war, insurrection, or governmental action, orders, regulations or restrictions (each, a "FORCE MAJEURE EVENT"). If either party is affected by a Force Majeure Event, the party that has been so affected will promptly give notice to the other party, explaining the nature and expected duration of the Force Majeure Event, and will do everything reasonably possible to resume performance of this Agreement in accordance with its terms as promptly as possible. If the period of non-performance exceeds 75 days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may, be giving written notice, terminate this Agreement in whole or part without further liability to the other party. Delay in or failure to pay amounts due under this Agreement will not constitute a Force Majeure Event.

17. TITLE AND RISK OF LOSS. Responsibility for title and risk of loss will remain with Supplier until tender of deliver of the Goods to the premises specified by the Purchaser.

18. NOTICES. Service of all notices or requests permitted or required under this Agreement will be in writing and will be deemed to have been duly given when delivered personally, upon receipt of transmission if faxed to the applicable facsimile number below, three days after mailing by United States certified mail, return receipt request, or on the next succeeding day, if mailed by overnight mail or overnight delivery service, to the applicable address specified below.

          If to Mott's:           6 High Ridge Park
                                  Stamford, CT 06905
                                  Attn: Dean Edwards, Vice President Procurement
                                  Business Services Americas
                                  Telephone: (203) 968-7502
                                  Facsimile: (203) 968-5738

          If to Snapple:          709 Westchester Avenue
                                  White Plains, NY 10604
                                  Attn: Dean Edwards, Vice President Procurement
                                  Business Services Americas
                                  Telephone: (203) 968-7502
                                  Facsimile: (203) 968-7502

          In each case,
          with a copy to          709 Westchester Avenue
          (which will not         White Plains, NY 10604
          constitute notice for   Attn: General Counsel
          the purpose of this     Telephone: (914) 397-9204
          Section):               Facsimile: (914) 397-9368

          If to Supplier:         Anchor Glass Container Corporation
                                  4343 Anchor Plaza Parkway
                                  Tampa, Florida
                                  Attn: Executive Vice President, Sales
                                  Telephone: (813) 882-7825
                                  Facsimile: (813) 887-5735

          With a copy to          Anchor Glass Container Corporation
          (which will not         4343 Anchor Plaza Parkway
          constitute notice for   Tampa, Florida
          the purpose of this     Attn: Vice President, General Counsel &
          Section):               Secretary
                                  Telephone: (813) 882-7738
                                  Facsimile: (813) 887-5735

19.  CONFIDENTIALITY.

     USE OF CONFIDENTIAL INFORMATION. Each party, and their respective employees, officers, directors, representative, subsidiaries, affiliates, assigns, subcontractors and any and all persons or business entities acting under one or any of them (the "DISCLOSEE"), will treat in confidence and not disclose to others (i) the existence of this Agreement or any of the terms or provisions hereof or (ii) any confidential information of the other, which such Disclosee may have furnished to them by the other party hereto or by any third party, or which such Disclosees may have accessed in the performance of this Agreement, except to the extent that any such information is (1) acquired from a third party rightfully having such information and, to the knowledge of Disclosee, under no obligation not to disclose it to the Disclosees, (2) already lawfully in the Disclosee's possession, (3) required by law to be disclosed, or (4) developed by a Disclosee independently of any confidential information disclosed to such party by, or learned by such party from the other party (the matters described in clauses (i) and (ii) are referred to herein as the "INFORMATION"). For purposes of this Agreement, subject to the exceptions set forth in the preceding sentence, information regarding a party's cost of materials, production, raw materials, labor and other costs, suppliers, customers and technology, whether or not labeled or described by such party as "confidential", will be considered "confidential information" and within the definition of "Information", in addition to any other information identified from time to time by such party as "confidential". All such Information shall be used by a Disclosee solely for the purpose of performing its obligations under this Agreement, and not in any way directly or indirectly detrimental to the other party.

     If any Disclosee becomes legally compelled (by law, regulation, deposition, interrogatory, request for documents, subpoena, civil investigative demand, or similar process) to disclose any of the Information, the Disclosee shall provide the other party with prompt prior written notice of such requirement so the other party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained, or the other party waives compliance with the provisions hereof, the Disclosee agrees to furnish only that portion of the Information which it is advised by written opinion of counsel is legally required and to exercise best efforts to obtain assurance that confidential treatment will be accorded such Information.

     PROTECTION OF PROPRIETARY INFORMATION. Each Supplier and Purchaser agrees to take appropriate reasonable measures including, but not limited to, the institution of court proceedings, at their own expense to restrain their respective representatives, employees, or former employees from authorized use or disclosure of the Information.

     SPECIFIC PERFORMANCE. The parties further acknowledge that improper disclosure or use of the Information by Supplier or Purchaser, as the case may be, may cause irreparable harm for which damages may not be an adequate remedy. Accordingly, the parties agree that in the event of a breach of this Agreement, Purchaser or Supplier, as the case may be, will be entitled to injunctive relief, in addition to any remedies they have at law or in equity.

20. THIRD PARTY BENEFICIARIES. Except as otherwise provided in SECTION 12 of this Agreement, there are no third party beneficiaries to this Agreement.

21. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the Exhibits attached hereto constitute the entire agreement between the parties and supersede and cancel all prior agreements or arrangements, oral or written, express or implied, with respect to the subject matter hereof. If, at any time, there should be a conflict between the terms of this Agreement and the terms of any purchase order, acknowledgement or other document exchanged between the parties in the normal course of business under this Agreement, the provisions of this Agreement will control.

     Neither this Agreement nor any amendment, change, variation, or modification of this Agreement or any provision hereof will be effective unless in writing and signed by a duly authorized officer of each of Supplier and Purchaser. Terms and conditions that may appear on purchase orders, invoices or similar documents are ineffective to change or expand the provisions of this Agreement.

     The provisions of this Agreement will prevail to the extent any conflict exists between them and the provisions of any Exhibit unless any provision in the Exhibit expressly states that it overrides a provision in this Agreement, in which case the provision in the Exhibit will only override the provision in this Agreement that it expressly states will be overridden.

22. ASSIGNMENT/CHANGE IN CONTROL. This Agreement will be binding upon and inure to the benefit of the successors of the parties hereto. Neither party may assign or transfer this Agreement or transfer or delegate any right or duty hereunder without prior written consent of the other except as permitted herein, provided, however, that Purchaser may assign or transfer this Agreement or any of its rights hereunder to any of its affiliates. Supplier may not unreasonably withhold its consent to an assignment of this Agreement by Purchaser. This Agreement will not be deemed an asset in any voluntary or involuntary bankruptcy, receivership, insolvency or reorganization proceedings of or against Supplier or Purchaser.

23. NO WAIVER; CUMULATIVE REMEDIES. Any failure by Purchaser or Seller at any time, or from time to time, to enforce or require the strict keeping and performance by the other of any of the terms or conditions of this Agreement, will not constitute a waiver by Purchaser or Seller of a breach of any such terms or conditions or the right of such party to avail itself of the remedies it may have for any such breach at any other time. Unless otherwise specifically stated in this Agreement, remedies of the parties set forth therein are cumulative and in addition to any other remedies available at law or in equity.

24. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the conflict or choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any state or federal court located within the County of New York in the State of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in SECTION 18 will be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out to this Agreement or the transaction contemplated hereby in any state or federal court located within the County of New York in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     The parties expressly exclude from this Agreement the applications of the United Nations Convention on Contracts for the International Sale of Goods, and further exclude from this Agreement the applications of the International Sale of Goods Contracts Convention Act, S.C. 1990-1991, c.13, and the International Sale of Goods Act, R.S.O. 1990, C.I.10, as amended.

25. HEADINGS. The headings of this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning of any provision herein.

26. SURVIVAL. The provisions of SECTION 11, 12, 14, 19, 20, 21, 24, 26, 28, AND 29 will survive the termination or expiration of this Agreement.

27.  ADDITIONAL TERMS. [Intentionally Omitted]

28. SEVERABILITY. If one or more provisions contained in this Agreement is deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement will be construed (i) with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein will not be affected or impaired thereby and (ii) to provide the parties with the economic and other rights that most closely approximate those in this Agreement without giving rise to such a consequence.

29.  INTERPRETATION.

     (a) All references in this Agreement to Sections, subsections, and other subdivisions refer to the corresponding Sections, subsections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "THIS AGREEMENT," "HEREIN," "HEREBY," "HEREUNDER," and "HEREOF," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The word "INCLUDING" (in its various forms) means "INCLUDING WITHOUT LIMITATION." Pronouns in the masculine, feminine, or neuter genders will be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form will be construed to include the plural and the conjunctive and disjunctive forms of such defined terms. Unless otherwise specifically indicated, the symbol "$" refers to dollars of the United States of America.

     (b) Any obligation, liability or right of Mott's or Snapple hereunder as "Purchaser" are obligations, liabilities and rights of such party severally, and its understood that such obligation, liabilities and rights are not obligations, liabilities and rights of any other party.

30. COUNTERPART. This Agreement may be executed and delivered, including by facsimile transmission, in any number of counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

31. FURTHER ASSURANCES. Upon Purchaser's request, Supplier will take, or cause to be taken, any other action that may be reasonably necessary to effect the transaction contemplated by this Agreement.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


ANCHOR GLASS CONTAINER CORPORATION


By:  /s/ Darrin J. Campbell
     ----------------------
      Name: Darrin J. Campbell
      Title: EVP - Sales


MOTT'S INC.


By:  /s/ Dean Edwards
     ----------------
      Name: Dean Edwards
      Title: V.P. Procurement, Americas


SNAPPLE BEVERAGE GROUP, INC.


By:  /s/ Dean Edwards
     ----------------
      Name: Dean Edwards
      Title: V.P. Procurement, Americas

                                   EXHIBIT B-1

                                       ***

----------
*** Portions hereof (four pages) have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

                                   EXHIBIT B-2

                                       ***

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

                                   EXHIBIT B-3

                                       ***

----------
*** Portions hereof (two pages) have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

                             SNAPPLE BEVERAGE GROUP

     VIA FACSIMILE TO (813) 887-5735

     *** 2003


     Mr. John Day
     Executive Vice President, Sales
     Anchor Glass Container Corporation
     4343 Anchor Plaza Parkway MP63
     Tampa, FL 33634

     Mr. Rick Kabaker
     Vice President, General Counsel & Secretary
     Anchor Glass Container Corporation
     4343 Anchor Plaza Parkway MP63
     Tampa, FL 33634

     Gentlemen:

     Reference is made to that certain Agreement for the Supply of Goods dated *** 2003, by and among Mott's Inc., Snapple Beverage Group, Inc., and Anchor Glass Container Corporation, as amended by that certain letter agreement dated *** 2003. Capitalized terms used but not defined herein will have the meaning specified in the Agreement.

     The first sentence of Section 2 will be amended and restated to be "During the Term of this Agreement and subject to the terms and conditions of this Agreement, Supplier will serve as the sole supplier of Purchaser requirements for the Goods as specified on EXHIBIT A-1 attached hereto." All other terms of the Agreement remain in full force and effect and are hereby ratified.

     Please indicate your agreement to and your acceptance of the foregoing by executing the enclosed copy of this letter, which may be executed in counterparts, and returning the executed copy to my attention.

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

     Sincerely yours,

     Mott's Inc.                           Snapple Beverage Group, Inc.
     By:    /s/ David A. Gerics            By:  /s/ Joseph Holland
            -------------------                 ------------------
            Dave Gerics, CFO                    Joseph Holland, SVP Operations/S
                                                Chain

     ACCEPTED AND AGREED:

     Anchor Glass Container Corporation

     By:    /s/ John L. Day
            ---------------

     Title: John L. Day, V.P. Sales

                             SNAPPLE BEVERAGE GROUP


VIA FACSIMILE TO (813) 887-5735

*** 2003


Mr. John Day
Executive Vice President, Sales
Anchor Glass Container Corporation
4343 Anchor Plaza Parkway MP63
Tampa, FL 33634

Mr. Rick Kabaker
Vice President, General Counsel & Secretary
Anchor Glass Container Corporation
4343 Anchor Plaza Parkway MP63
Tampa, FL 33634

Gentlemen:

Reference is made to that certain Agreement for the Supply of Goods dated *** 2003, by and among Mott's Inc., Snapple Beverage Group, Inc., and Anchor Glass Corporation, as amended by those certain letter agreements dated *** 2003 and *** 2003. Capitalized terms used but not defined herein will have the meaning specified in the Agreement.

Notwithstanding anything in the Agreement to the contrary, in calendar years ***, Purchaser may order, purchase or obtain up to ***

Notwithstanding anything in the Agreement to the contrary, Purchaser and Supplier agree that at the option of Purchaser (exercisable at any time before *** 2003 upon written notice to Supplier), ***

----------
*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.


*** Portions hereof have been omitted and filed separately with the Commission pursuant to a request for confidential treatment in accordance with Rule 406.

Please indicate your agreement to and your acceptance of the foregoing by executing the enclosed copy of this letter, which may be executed in counterparts, and returning the executed copy to my attention.

Sincerely yours,

Mott's Inc.                                Snapple Beverage Group, Inc.

By: /s/ Dean Edwards                       By: /s/ Dean Edwards
    ----------------                           ----------------


ACCEPTED AND AGREED:

Anchor Glass Container Corporation

By:  /s/ John L. Day
     ---------------

Title: John L. Day, V.P. Sales

                                        2